Exhibit 99.1

FOR IMMEDIATE RELEASE

HENRY SCHEIN ANNOUNCES AVAILABILITY OF HISTORICAL SALES DATA UNDER NEW REPORTING STRUCTURE

Annual and quarterly sales information and prior-year comparisons posted on Company’s Web site

MELVILLE, N.Y. - March 21, 2012 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, medical and animal health practitioners, today announced the availability of 2011 annual and quarterly net sales and prior-year comparisons under the Company’s new sales reporting categories.  This information can be found in a downloadable Excel spreadsheet at www.henryschein.com/RevisedSalesReportingCategories.
As announced on February 15, 2012, beginning with the first quarter of 2012 Henry Schein will report net sales and prior-year sales comparisons for each of its global Dental, Medical, Animal Health and Technology/Value-Added Services business groups.
This sales reporting is consistent with the Company’s plans to establish new global business groups.  These groups are being formed to provide distinct organizational focus for reaching and serving each practitioner segment with the benefits of a global perspective, as well as global product and service offerings and best practices.  The historical sales data includes growth comparisons in U.S. dollars and in local currencies.
Henry Schein will continue to report financial results for its Health Care Distribution and Technology/Value-Added Services segments in its public filings with the U.S. Securities and Exchange Commission.  The Health Care Distribution segment will now comprise three global categories (Dental, Medical and Animal Health) and the Technology/Value-Added Services segment remains unchanged.

About Henry Schein, Inc.
Henry Schein, Inc. (NASDAQ: HSIC) is the world’s largest provider of health care products and services to office-based dental, medical and animal health practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs nearly 15,000 Team Schein Members and serves approximately 775,000 customers.

-more-

The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.  The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 25 countries.  The Company’s sales reached a record $8.5 billion in 2011, and have grown at a compound annual rate of 18% since becoming a public company in 1995.  For more information, visit the Henry Schein Web site at www.henryschein.com.

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our international operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from rapid technological change; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

#   #   #